Exhibit 4.6

                    [Form of Face of Note]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE
INDENTURE
HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A
DEPOSITARY OR A
NOMINEE THEREOF.  THIS SECURITY MAY NOT BE TRANSFERRED TO, OR
REGISTERED OR
EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON
OTHER THAN THE
DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE
REGISTERED, EXCEPT
IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  EVERY
SECURITY
AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER, PLEDGE
OR OTHER USE
HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL
INASMUCH AS THE
REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE
ISSUER (AS
DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE,
OR
PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
CEDE & CO. OR
IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
OF DTC (AND
ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS
REQUESTED BY
AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR
OTHER USE
HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL
INASMUCH AS THE
REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



               PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP

                       7.29% SENIOR NOTES DUE 2008

REGISTERED                                         PRINCIPAL AMOUNT
NO.: 1                                              $100,000,000

CUSIP No.:74144RAB8


     PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP, a limited partnership duly organized and existing under the laws of the State of Maryland

(hereinafter called the "Issuer"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, upon presentation, the maximum aggregate principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) in installments of
TWENTY FIVE MILLION DOLLARS ($25,000,000) on each Principal Payment Date, commencing on March 11, 2005, at the office or agency of the Issuer, and to pay interest on the outstanding principal amount thereon from the date of issuance, or from and including the immediately preceding Interest Payment
Date to which interest has been paid or duly provided for, semi-annually in arrears on March 11 and September 11 in each year, commencing September 11,
1998, at the rate of 7.29% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months until the entire principal hereof is paid or made available for payment. Installments of principal on each Principal
Payment Date shall be in an amount equal to $250 for each $1,000 principal amount of Securities then outstanding.

     If any Principal Payment Date or Interest Payment Date would otherwise be a day that is not a Business Day, such Principal Payment Date or Interest
Payment Date will be postponed to the next succeeding Business Day. The principal so payable, and punctually paid or duly provided for on any
Principal Payment Date will be paid to the Holders in whose names this
Security (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day (whether or not a Business Day) next preceding such Principal Payment Date. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided for in the Indenture, be paid to the person in whose name this
Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the 15th calendar day (whether or not a Business Day) next preceding such Interest
Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a
Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special
Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the
Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of, or Make-Whole Amount, if any, and interest on, the Securities will be made at the office or agency of the
Trustee maintained for that purpose in the City of New York as provided in the
Indenture in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts;
provided, however, that at the option of the Issuer payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer of funds to an account of the Person entitled thereto maintained within the
United States; provided, however, that the Trustee shall have received written wire instructions from the Holder, by no later than the Regular Record Date for such Interest Payment Date. If this Security is in global form, all such payments will be made by wire transfer of immediately available funds.

          Securities of this series may be redeemed at any time at the option of the Issuer, in whole or in part, upon notice of not more than 60 nor less than 30 days prior to the redemption date, at a Redemption Price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued and unpaid interest to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Securities.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF
THIS SECURITY
SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR
ALL
PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN THIS PLACE.

          Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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          IN WITNESS WHEREOF, JP Realty, Inc., the sole general
partner of the
Issuer, has caused this instrument to be duly executed on behalf of the Issuer and its corporate seal to be affixed and attested.

                                   PRICE DEVELOPMENT COMPANY,
                                      LIMITED PARTNERSHIP

                                        By: JP Realty, Inc.,
                                              its General Partner



ATTEST:


By: ______________________

(Corporate Seal)



Dated:                                By:
                                      name:
                                      title:


      TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                      The Chase Manhattan Bank,
                                        as Trustee



By:                                   Dated:
     Authorized Officer


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7.29% SENIOR NOTES DUE 2008

          This Security is one of a duly authorized issue of securities of the
Issuer designated as the $100,000,000 7.29% Senior Notes due 2008 (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 11, 1998, as supplemented by the First
Supplemental Indenture, dated as of March 11, 1998, and as the same may be supplemented from time to time thereafter in accordance with the terms thereof
(as so supplemented, herein called the "Indenture"), between the Issuer and
The Chase Manhattan Bank, a banking corporation organized under the laws of the State of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
This Security is one of the series designated on the first page hereof, limited in aggregate principal amount to $100,000,000.

          As used herein:

          "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Security being so redeemed or accelerated, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed and the amount of any interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third
Business Day preceding the date such notice of redemption is given or declaration of acceleration is made), from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Securities being redeemed or paid, as calculated and certified by the Issuer to the Trustee in an Officers' Certificate.

          "Reinvestment Rate" means 0.25% plus the arithmetic mean of the yields on treasury securities at a constant maturity for the most recent week under the heading "Week Ending" published in the most recent Statistical
Release under the caption "Treasury Constant Maturities" for the maturity
(rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.
For the
purpose of calculating the Reinvestment Rate, the most recent
Statistical
Release published prior to the date of determination of the Make-Whole Amount shall be used.

          "Statistical Release" means the statistical release designated
"H.15(519)" or any successor publication which is published weekly by the
Federal Reserve System and which establishes yields on actively traded United
States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Issuer in an Officers' Certificate to the Trustee.

          The covenants set forth in Article 10 of the Indenture and Sections
1010, 1011, 1012, 1013 ,1014 and 1015 of the First Supplemental
Indenture
shall be fully applicable to this Security.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Issuer, in each case, upon compliance by the Issuer with certain conditions set forth in the Indenture, which provisions apply to this
Security.

          If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of, and any premium and
Make-Whole Amount, if any, on, the outstanding Securities of this series may be declared due and payable in the manner and with the effect provided in the
Indenture.

          As provided in and subject to the provisions of the Indenture, the
Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, offered the Trustee indemnity satisfactory to the Trustee, and the Trustee shall not have received from the
Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof (and premium or Make-Whole Amount, if any) or any interest thereon in respect thereon on or after the respective due dates expressed herein.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding affected thereby. The
Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time
Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notations of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this
Security or of the Indenture shall alter or impair the obligation of the
Issuer, which is absolute and unconditional, to pay the principal of, or premium or Make-Whole Amount, if any, on, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the
Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any Place of Payment where the principal of, or premium or Make-Whole Amount, if any, on, and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security not defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          THE INDENTURE AND THE SECURITIES, INCLUDING THIS
SECURITY, SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE
OF NEW YORK.

          Pursuant to a recommendation promulgated by the Committee on Uniform
Security Identification Procedures, the Issuer has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

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